UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 21, 2007

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1855 Lockeway Drive, Suite 501
Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets

On March 21, 2007, Cellu Tissue Holdings, Inc. (“Cellu Tissue”) issued a press release announcing that Cellu Tissue has consummated the acquisition of CityForest Corporation (the “Target”) pursuant to a Merger Agreement by and among Cellu Tissue, Target, Cellu City Acquisition Corporation (“Merger Sub”) and Wayne Gullstad as the shareholders’ representative.  The aggregate merger consideration paid (including assumption of $19 million in aggregate principal amount of industrial revenue bonds) is approximately $61 million and is subject to certain working capital and net cash adjustments which may occur after the closing.

Item 9.01.              Financial Statements and Exhibits

The financial statements required by this item are not included in this Current Report on Form 8-K and will be filed as soon as is reasonably practicable.

The following items are being furnished as exhibits to this Current Report on Form 8-K:

99.1                           Release, dated March 21, 2007, “Cellu Tissue Holdings, Inc. Completes Acquisition of CityForest Corporation” furnished pursuant to Item 2.01.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.

(Registrant)

Date: March 22, 2007	By:	/s/ Dianne M. Scheu
Ms. Dianne M. Scheu
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

99.1	Release, dated March 21, 2007, “Cellu Tissue Holdings, Inc. Completes Acquisition of CityForest Corporation”